Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Dave Latchana, (616) 863-4226

WOLVERINE WORLDWIDE SELLS KEDS BRAND
TO DESIGNER BRANDS, INC.

Plans to license Hush Puppies footwear
for the United States and Canada to DBI

Transactions build on strategy
to reduce complexity and prioritize growth brands

ROCKFORD, Mich., Feb. 8, 2023 — Wolverine World Wide, Inc. (NYSE: WWW), which operates one of the world’s largest portfolios of lifestyle and footwear brands, announced today that it has sold the Keds brand to Designer Brands, Inc. (“DBI”), the parent company of footwear retailer DSW. In addition, the Company announced that it intends to grant an exclusive license to DBI for Hush Puppies footwear in the United States and Canada, where DSW has been the exclusive retail partner for Hush Puppies since last year.

“Selling Keds and licensing the Hush Puppies brand for the United States and Canada is an important step as we continue to advance our strategy to simplify the portfolio and direct resources to our growth brands. We are confident this will place Wolverine on an accelerated path to improved profitability and long-term shareholder value creation,” said Brendan Hoffman, Wolverine Worldwide’s President and Chief Executive Officer. “We are particularly pleased to have reached this agreement with Designer Brands, a longtime retail partner of ours and a natural fit to guide the iconic Keds brand into its next phase.”

“Combined, these transactions will generate total cash of over $90 million, including the monetization of working capital. The proceeds will be used to pay down debt and strengthen our capital structure,” added Hoffman.

The Keds brand sale closed effective February 4, 2023, and the Hush Puppies license is anticipated to be effective as of July 1, 2023. The Company will provide more information on the impact of these transactions in its upcoming earnings call scheduled for February 22, 2023. The Company also noted that its evaluation of strategic alternatives for the Wolverine Leathers business is ongoing.

Honigman LLP and Warner, Norcross + Judd LLP served as legal advisors to Wolverine Worldwide. Solomon Partners served as financial advisor to Designer Brands, Inc., with Thompson Hine LLP as legal advisors.

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sperry®, Sweaty Betty®, Hush Puppies®, Wolverine®,  Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s expectations with respect to: the Company’s intention to grant an exclusive license to DBI for Hush Puppies footwear in the United States and Canada; the expected effective date of the license to DBI for Hush Puppies footwear; the results of the transactions described in this press release, such as advancing the Company’s strategy; the Company's strategy to improve profitability and create long-term shareholder value; the use of proceeds from the transactions described in this press release; and the Company’s evaluation of strategic alternatives for the Wolverine Leathers business. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the risk that the Company will be able to reach agreement with DBI on the terms of an exclusive license for Hush Puppies footwear in the United States and Canada; the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and direct-to-consumer markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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